Exhibit (h)(6)

ProShares Trust

AUTHORIZED PARTICIPANT AGREEMENT

This Authorized Participant Agreement (the “Agreement”) is entered into by and between SEI Investments Distribution Co. (the “Distributor”) and                      (the “Participant”) and is subject to acceptance by J.P. Morgan Chase Bank, as index receipt agent (the “Index Receipt Agent”) for the ProShares Trust (the “Trust”).

WHEREAS, the Distributor serves as the principal underwriter of the Trust in connection with the sale and distribution of shares of beneficial interest (“Shares”) of each series of the Trust (each, a “Fund”); and

WHEREAS, the Index Receipt Agent serves as the index receipt agent and transfer agent for the Funds and is an Index Receipt Agent as that term is defined in the rules of the NSCC; and

WHEREAS, the Shares of any Fund may be purchased or redeemed from the Trust only by or through a Participant who has entered into an Authorized Participant Agreement; and

WHEREAS, the Distributor, the Index Receipt Agent and the Participant acknowledge and agree that the Trust and each Fund, severally and not jointly, shall be a third party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement to the extent specified herein.

NOW THEREFORE, the parties hereto, in consideration of the premises and of the mutual agreements contained herein, agree as follows:

The capitalized terms used in this Agreement are defined in Section 15 (Definitions) below. Any capitalized terms used herein that are not defined shall have the meaning set forth in the Prospectus.

1.	ORDERS FOR PURCHASE AND REDEMPTION

a.

Creation Units. The Shares of any Fund may be purchased or redeemed only in aggregations of a specified number of Shares, as stated in the Prospectus, referred to herein as a “Creation Unit.” The Participant is hereby authorized to purchase and redeem Creation Units of any Fund listed in the Prospectus except for those Funds set forth in Annex I, which may be revised by the Trust from time to time on reasonable written notice to Participant.

b.

Procedures for Orders. The Participant may purchase and/or redeem Creation Units of Shares through (i) the CNS Process or (ii) the DTC Process. The procedures for placing and processing an order to purchase Shares (each a “Purchase Order”) and a request to redeem Shares (each a “Redemption Request”) (together, referred to as “Orders”) are described in the Fund’s Prospectus and in the Procedures Handbook, which shall be provided to the Participant. All Orders shall be made in accordance with the terms and procedures set forth in the Prospectus and/or Procedures Handbook, as amended from time to time, reasonable notice of which shall be deemed to be given upon dissemination (electronic or hard copy) of the Prospectus and/or Procedures Handbook to Participant (“Reasonable Notice”); provided that in the event of a conflict, the terms and procedures of the Prospectus shall control. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. The Trust reserves the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units, and the Participant agrees to comply with such procedures as may be issued from time to time upon Reasonable Notice.

c.

NSCC Authorization. Solely with respect to Orders through the CNS Process, the Participant, hereby authorizes the Index Receipt Agent to transmit to the NSCC on behalf of the Participant such instructions, including amounts of the Deposit Securities and the Cash Amount or All Cash Payment as are necessary consistent with such Orders. The Participant agrees to be bound by the terms of such instructions issued by the Index Receipt Agent (to the extent consistent with Participant’s instructions) and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

d.

Consent to Recording. It is contemplated that the web pages and phone lines used by the Distributor, the Index Receipt Agent, the Trust or their affiliated persons, to the extent applicable, will be recorded, and the Participant hereby consents to the recording of all web transactions and calls with any of those parties, provided that Distributor shall ensure that the recording party shall provide copies of such web transactions and recordings of any such calls to the Participant upon reasonable request and at Participant’s reasonable expense and to the extent permitted to do so by applicable law or regulation or instruction from a regulatory authority unless such information or recordings have been erased or destroyed prior to receipt of such request in the normal course of business in accordance with the recording party’s general record keeping policies and procedures. In the event that the recording party receives a request for web transaction information or such recordings from a competent regulatory authority or otherwise becomes legally compelled to disclose to any third party any web transactions or recordings involving communications with the Participant, the Distributor agrees, to the extent permitted to do so by law, regulation or applicable order, to provide the Participant with reasonable advance written notice identifying the information to be so disclosed, together (at Participant’s reasonable expense) with copies of such information, so that the Participant may seek a protective order or other appropriate remedy with respect to the information or waive its rights to do so. In the event that the Participant waives its right to seek such protective order or remedy, Distributor agrees that the recording party shall furnish only that portion of the information that it reasonably believes is legally required to be furnished.

e.	Irrevocability. The Trust reserves the absolute right to reject any Order. Once accepted, all Orders are irrevocable.

f.

Prospectus and Trade Confirmations Delivery. The Authorized Participant consents to the delivery of Fund prospectuses (each, a “Prospectus”) and trade confirmations electronically, and understands that unless this consent is revoked, the Authorized Participant can only obtain access to Prospectuses electronically. The Authorized Participant understands that current Prospectuses and all required reports for each applicable Fund are available at the Funds’ website at www.proshares.com. The Authorized Participant can revoke this consent to delivering Fund Prospectuses electronically at any time by calling 1-800-991-7851. The Authorized Participant agrees to maintain a valid e-mail address, and further agrees to promptly notify the Distributor if its e-mail address changes. The Authorized Participant understands that it must have regular and continuous Internet access to access all documents relating to a Prospectus. Such revised, supplemented or amended Prospectus will be made available on www.proshares.com no later than its effective date.

2.	EXECUTION OF PURCHASE ORDERS

a.

Purchase Orders for Ultra Funds. To effect the purchase of a Creation Unit of an Ultra Fund, the Participant agrees on behalf of itself, and any Participant Client, to deliver to the Fund a Fund Deposit plus a purchase transaction fee as described in the Prospectus and/or the Procedures Handbook. The amount of such purchase transaction fee shall be determined by the Trust, or the investment advisor to the Trust (the “Advisor”), in its sole discretion and may be changed from time to upon Reasonable Notice. The Fund Deposit shall consist of the requisite Deposit Securities plus or minus a Balancing Amount. The Balancing Amount will be payable to or receivable from the Fund depending on the net asset value of Shares of the Fund next determined after the Order has been placed. The Fund may permit or require the substitution of an amount of cash to be added to the Balancing Amount to replace any Deposit Securities (i.e. “cash in lieu”). The Fund may, in its sole discretion, permit or require collateral up to 125% of the value of the Deposit Securities in anticipation of delivery of all or a portion of the requisite Deposit Securities, and the Fund may use such cash or collateral to purchase Deposit Securities. An additional amount of cash shall be required to be deposited with the Fund pending delivery of the missing Deposit Securities to the extent necessary to maintain cash collateral in an amount at least equal to 125% of the daily marked to market value of the missing Deposit Securities. The Participant shall be responsible for any and all expenses and costs incurred by the Fund in connection with Purchase Orders, including expenses arising from the use of “cash in lieu” or collateral.

b.

Purchase Orders for Short and UltraShort Funds. To effect the purchase of a Creation Unit of a Short or UltraShort Fund, the Participant agrees on behalf of itself, and any Participant Client, to deliver to the Fund an All-Cash Payment plus a purchase transaction fee, as described in the Prospectus and/or the Procedures Handbook. The amount of such purchase transaction fee shall be determined by the Trust, or the Advisor, in its sole discretion and may be changed from time to time upon Reasonable Notice.

c.

Title to Securities; Restricted Shares. The Participant shall deliver the Deposit Securities to the Custodian free and clear of all liens, restrictions, charges, duties, encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon sale or transfer arising out of (i) any agreement or arrangement entered into by the Participant or any Participant Client, (ii) any provision of the 1933 Act, and any regulations there under (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction or (iii) such securities being designated “restricted securities” as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act.

The Distributor shall instruct the Trust to have the Custodian to deliver the Shares to the Participant and any Participant Client free and clear of all liens, restrictions, charges, duties, encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon sale or transfer arising out of (i) any agreement or arrangement entered into by the Trust or Fund, (ii) any provision of the 1933 Act, and any regulations there under (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction or (iii) such securities being designated “restricted securities” as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act.

d.

Corporate Actions. With respect to a Purchase Order of a Fund, the Fund acknowledges and agrees to return to the Participant or the Participant Client any dividend, distribution or other corporate action paid to the Fund in respect of any Deposit Securities transferred to the Fund that, based on the valuation of such Deposit Securities at the time of transfer, should have been paid to the Participant or the Participant Client.

e.

Ultra Funds Cash Amount. The Participant hereby agrees that, in connection with a Purchase Order, it will transfer funds for each purchase of Shares of an Ultra Fund in an amount sufficient to pay the Balancing Amount plus the purchase transaction fee and the additional variable charge for cash purchases (when, in the sole discretion of the Trust or Advisor, cash purchases are available or specified (other than with respect to Purchase Orders for the Short and UltraShort Funds) (the “Cash Amount”). Computation of the Cash Amount shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant. Computation of the Cash Amount shall exclude any stamp duty and other similar taxes, fees and expenses payable due to the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant and not of the Fund. The Participant hereby agrees to ensure that the Cash Amount is provided to Custodian in accordance with the procedures set forth in the Prospectus and/or Procedures Handbook.

f.	Short and UltraShort Funds Cash Amount. The Participant hereby agrees that, in connection with a Purchase Order, it will transfer funds for each purchase of Shares of a Short or UltraShort Fund in an amount sufficient to pay the All-Cash Payment plus a purchase transaction fee. The Participant hereby agrees to ensure that the Cash Amount is provided in accordance with the procedures set forth in the Prospectus and/or Procedures Handbook.

g.

Rejection of Purchase Orders. Trust or Distributor may reject any Purchase Order for any reason, including, but not limited to, any Purchase Order that is not submitted in proper form by the relevant cut-off time of the Fund(s) specified in the Prospectus and/or Procedures Handbook, Eastern Time, (or 4:00 p.m., Eastern Time, via the U.S. Postal Service), as applicable. In addition, the Distributor on behalf of each Fund may reject any Purchase Order (based on information provided by the Index Receipt Agent, the Advisor or the Trust or obtained by the Distributor, as the case may be), if:

(1)	the purchaser or purchasers, upon obtaining the Creation Units so ordered, would own eighty percent (80%) or more of the outstanding Shares of such particular Fund;

(2)	the Fund Deposit delivered does not contain the securities that the Advisor specified and the Advisor has not consented to acceptance of an in-kind deposit that varies from the designated portfolio;

(3)

the acceptance of the Fund Deposit would have certain adverse tax consequences, such as causing the particular Fund to no longer meet regulated investment company (“RIC”) status under the Code for federal tax purposes;

(4)	the acceptance of the Fund Deposit would, in the opinion of counsel, be unlawful, as in the case of a purchaser who was banned from trading in securities;

(5)

the acceptance of the Fund Deposit would otherwise, in the discretion of the Trust or the Advisor, have an adverse effect on the Trust or the particular Fund or on the rights of the shareholders, including but not limited to the Beneficial Owner of the Shares;

(6)

the value of the Creation Units to be created for an All-Cash Payment, or the amount of the Balancing Amount to accompany an in-kind payment of Deposit Securities, exceeds a purchase authorization limit afforded to the Participant by the Custodian and the Participant has not deposited an amount in excess of such purchase authorization with the Custodian prior to the relevant cut-off time of the Fund(s) specified in the Prospectus and/or Procedures Handbook, Eastern Time, on the Transmittal Date; or

(7)

there exist circumstances outside the control of the Trust or the Distributor that make it impossible to process purchases of Shares for all practical purposes. Examples of such circumstances include: acts of God or public service or utility problems such as fires, floods, extreme weather conditions and power outages resulting in telephone, telecopy and computer failures, market conditions or activities causing trading halts, systems failures involving computer or other information systems affecting the Trust, the Advisor, any sub-Advisor(s), the Index Receipt Agent, the Custodian, the Distributor, DTC, NSCC or any other participant in the purchase process, and similar extraordinary events.

3.	EXECUTION OF REDEMPTION REQUESTS

a.

Redemption Request for Ultra Funds. To effect the redemption of a Creation Unit of an Ultra Fund, the Participant agrees on behalf of itself and any Participant Client to deliver to the Index Receipt Agent the requisite number of Shares comprising the number of Creation Units being redeemed as described in the Prospectus and/or Procedures Handbook. Proceeds of the redemption of a Creation Unit shall consist of

Fund Securities plus or minus the Balancing Amount. The Balancing Amount will be payable to or receivable from the Fund depending on the net asset value of Shares of the Fund next determined after the Order has been received. Participant shall be responsible for paying any redemption transaction fee and/or additional variable charge assessed by the Fund as may be set forth in the Prospectus and/or Procedures Handbook. The amount of such redemption transaction fee and/or additional variable charge shall be determined by the Trust, or the Advisor, in its sole discretion and may be changed from time to time upon Reasonable Notice. The Fund may permit the Participant to redeem a Creation Unit when the Participant is unable to deliver all or part of a Creation Unit upon the delivery of collateral, in the Fund’s sole discretion, up to 125% of the value of the requisite Shares, marked to market on a daily basis, in anticipation of delivery of all or a portion of the requisite Shares, and the Fund may use such cash or collateral to purchase Shares. In addition, the Participant shall be responsible for any and all expenses and costs as may be set forth in the Prospectus and/or Procedures Handbook, incurred in connection with any Redemption Requests, including expenses arising out of the use of collateral.

b.

Redemption Request for Short and UltraShort Funds. To effect the redemption of a Creation Unit of a Short or UltraShort Fund, the Participant agrees on behalf of itself and any Participant Client to deliver to the Index Receipt Agent the requisite number of Shares comprising the number of Creation Units being redeemed. The Fund may permit the Participant to redeem a Creation Unit when the Participant is unable to deliver all or part of a Creation Unit upon the delivery of collateral, in the Fund’s sole discretion, up to 125% of the value of the requisite Shares, marked to market on a daily basis in anticipation of delivery of all or a portion of the requisite Shares, and the Fund may use such cash or collateral to purchase Shares. Proceeds of the redemption of a Creation Unit shall consist of an All-Cash Payment.

c.

Failure to Deliver Collateral or Shares. The Participant understands and agrees that in the event collateral or Shares are not transferred to the Fund, a Redemption Request may be rejected by the Fund and the Participant will be solely responsible for all costs and losses and fees reasonably incurred by the Fund, the Index Receipt Agent or the Distributor related to the rejected Order.

d.

Legal and Beneficial Ownership. The Participant represents and warrants that it will not deliver Shares to the Index Receipt Agent in connection with a Redemption Request unless it has a reasonable basis to believe that it or the Participant Client, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Shares of the Fund, and that such Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement that would preclude the delivery of such Shares to the Index Receipt Agent.

e.

Corporate Actions. With respect to any Redemption Request, the Participant on behalf of itself and any Participant Client acknowledges and agrees to return to the Fund any dividend, distribution or other corporate action paid to it or a Participant Client in respect of any Fund Securitiesthat are transferred to the Participant or any Participant Client that, based on the valuation of such Fund Securities at the time of transfer, should have been paid to the Fund. The Fund is entitled to reduce the amount of proceeds due to the Participant or any Participant Client by an amount equal to any dividend, distribution or other corporate action paid to the Participant or to the Participant Client in respect of any Fund Securities that are transferred to the Participant or any Participant Client that, based on the valuation of such Fund Security at the time of transfer, should have been paid to the Fund.

4.

BENEFICIAL OWNERSHIP LIMITATION The Participant represents and warrants to the Distributor and the Trust that, any portfolio securities deposited with the Fund will have an adjusted tax basis equal to the fair market value of such securities at the time of the contributions. The Fund and its Index Receipt Agent and Distributor may request information from the Participant regarding Share ownership of each Fund, and to rely thereon to the extent necessary to make a determination regarding ownership of eighty percent (80%) or more of the currently outstanding Shares of any Fund by a Beneficial Owner as a condition to the acceptance of a deposit of Deposit Securities.

5.	AUTHORIZED PERSONS

a.

Certification. Concurrently with the execution of this Agreement and as requested from time to time by the Fund and/or Distributor, the Participant shall deliver to the Distributor and the Fund, with copies to the Index Receipt Agent, a certificate (the form of which is set forth in Annex II) signed by a duly authorized officer of the Participant setting forth the names, e-mail addresses and telephone and facsimile numbers of all persons authorized to give instructions relating to Orders (each an “Authorized Trader”). Such certificate may be accepted and relied upon by the Distributor and the Fund as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Fund of a superseding certificate in a form approved by the Fund bearing a subsequent date.

b.

PIN Numbers. Upon the execution of this Agreement by the Participant and the acceptance thereof by the Distributor, the Participant shall be issued a unique personal identification number (“PIN Number”) by the Distributor and each Authorized Trader will be issued a personal ID and password for use on the Distributor’s Website. To place Orders through the Distributor, the Authorized Trader must provide the Participant’s valid PIN Number and must also enter a valid personal ID and password to access the Distributor’s Website. The PIN Number is used to identify the Participant and validate instructions issued by the Participant pursuant to this Agreement. The PIN Number shall be kept confidential by Distributor and by the Participant and shall only be provided to Authorized Traders. The Participant may revoke the PIN Number at any time upon written notice to the Distributor and the Fund. Upon receipt of such written request, the Distributor shall promptly de-activate the PIN Number. If a Participant’s PIN Number is changed, the new PIN Number will become effective on a date and time mutually agreed upon by the Participant and the Distributor.

c.

Termination of Authority. In the event that the Participant, Index Receipt Agent or Distributor becomes aware that an unauthorized person has obtained access to its PIN Number or has or intends to use the PIN Number in an unauthorized manner or upon the termination or revocation of authority of such Authorized Trader by the Participant, such party shall give immediate written notice of such fact to the other parties and such notice shall be effective upon receipt. Upon receipt of such written request, the Distributor shall promptly de-activate the PIN Number. If a Participant’s PIN Number is changed, the new PIN Number will become effective on a date and time mutually agreed upon by the Participant and the Distributor.

d.

Verification. The Distributor shall assume that all instructions issued to it relating to Orders using the Participant’s PIN Number have been properly placed by an Authorized Trader, unless the Distributor has actual knowledge to the contrary or the Participant has revoked its PIN Number. The Distributor has no obligation to verify that an Order is being placed by an Authorized Trader.

e.

Limitation of Liability. The Participant agrees that the Distributor, the Index Receipt Agent and the Trust shall not be liable, absent fraud or willful misconduct, for losses incurred by the Participant as a result of unauthorized use of the Participant’s PIN Number, unless the Participant previously submitted written notice to revoke its PIN Number in accordance with the terms of this Agreement or if the unauthorized use resulted from the fault of Distributor, the Index Receipt Agent or the Trust.

6.	STATUS OF PARTICIPANT

a.

Clearing Status. The Participant hereby represents, covenants and warrants that (i) it is and will continue to be a member in good standing of the NSCC so long as this Agreement is in full force and effect and that (ii) with respect to (x) all Orders of Creation Units of Shares of any Fund, it is a DTC Participant, and (y) any Order of Creation Units of Shares of any Fund initiated through the CNS Process, it is a member of NSCC and a participant in the CNS System of NSCC (a “Participating Party”). Any change in the foregoing status of the Participant shall terminate this Agreement and the Participant shall give prompt written notice to the Distributor and the Trust of such change.

b.

Broker-Dealer Status. The Participant hereby represents and warrants that it is (i) registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (ii) qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business relating to this Agreement, and (iii) a member in good standing of FINRA. The Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant further agrees to comply with all applicable Federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated hereunder and with the Constitution, By-Laws and Conduct Rules of FINRA and that it will not offer or sell Shares of any Fund in any state or jurisdiction where they may not lawfully be offered and/or sold. The Participant acknowledges that the Shares are registered for sale only in the United States.

c.

Distributor Status. The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units of Shares may be issued and sold by the Fund on an ongoing basis, at any point a “distribution”, as such term is used in the 1933 Act, may occur. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in the Participant being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant also understands and acknowledges that dealers who are not “underwriters” but are effecting transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus.

7.	ROLE OF PARTICIPANT

a.

Independent Contractor. The Participant acknowledges and agrees that for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust, the Index Receipt Agent or the Distributor in any matter or in any respect. The Trust, the Index Receipt Agent and the Distributor acknowledges and agrees that for all purposes of this Agreement, except as may be expressly set forth herein, it will have no authority to act as agent for the Participant in any matter or in any respect. Each party agrees to make commercially reasonable efforts to make itself and its employees available, upon reasonable request, during normal business hours to consult with the any other party or their designees concerning the performance of its respective responsibilities under this Agreement.

b.

Rights and Obligations of DTC Participant. In executing this Agreement, the Participant agrees that, in connection with any Purchase Order which it acts for a Participant Client or for any other DTC Participant or indirect participant, or any other Beneficial Owner, that it shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus and/or the Procedures Handbook.

c.

Privacy. The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.

d.

Anti-Money Laundering. The Authorized Participant certifies that it has established and presently maintains an anti-money laundering program reasonably designed to comply with all anti-money laundering laws, regulations and rules now or hereafter in effect that are applicable to it, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT ACT”).

e.

No Affiliation. Participant acknowledges that, during the term of this Agreement, it may have obligations or restrictions under Section 17 of the Investment Company Act of 1940, as amended (the “1940 Act”) if Participant is deemed under the 1940 Act to be an Affiliated Person of the Trust due to its ownership of Shares.

8.

MARKETING MATERIALS AND REPRESENTATIONS The Participant represents, warrants and agrees that it will not make any representations concerning the Shares for marketing purposes other than those contained in the Trust’s Prospectus or in any promotional materials or sales literature furnished to the Participant by the Distributor or as otherwise approved in writing by Distributor or the Trust. The Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials for marketing purposes relating to the Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials), except such information and materials as may be furnished to the Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor. The Participant understands that the Funds comprising the Trust will not be advertised or marketed as open-end investment companies, i.e., as mutual funds, which offer redeemable securities, and that any advertising materials will prominently disclose that the Shares are not individually redeemable units of beneficial interest in the Trust. In addition, the Participant understands that any advertising material that addresses redemptions of Shares, including the Trust’s Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Trust in Creation Unit aggregations only. Notwithstanding the foregoing, the Participant or an affiliate of the Participant may, without the written approval of the Distributor, prepare and circulate in the regular course of its business research reports that include information, opinions or recommendations relating to the Shares (i) for public dissemination, provided that such research reports compare the relative merits and benefits of Shares with other products and are not used for purposes of marketing Shares and (ii) for internal use by the Participant.

9.	INDEMNIFICATION; LIMITATION OF LIABILITY This paragraph shall survive the termination of this Agreement.

a.

Indemnification by Participant. The Participant hereby agrees to indemnify, defend and hold harmless the Distributor, the Trust, the Index Receipt Agent, their respective subsidiaries, affiliated persons, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Participant Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) incurred by such Participant Indemnified Party as a result of (i) any breach by the Participant (or an affiliate of the Participant with respect to research report generated by such affiliate) of any provision of this Agreement; (ii) any failure on the part of the Participant to perform any of its obligations set forth in the Agreement; (iii) any failure by the Participant (or an affiliate of the Participant with respect to research report generated by such affiliate) to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of such Participant Indemnified Party in reliance upon any instructions relating to Orders issued by an Authorized Trader reasonably believed to by such Participant Indemnified Party to be genuine and to have been given by the Participant, or (v) (A) any representation made in connection with the offer or the solicitation of an offer to buy or sell Shares by the Participant, its employees or its agents or other representatives, any Participant Indemnified Party or the Funds that is not inconsistent with the Funds’ Prospectus, except to the extent that the representation was approved in writing by the Distributor and (B) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 8 or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein when read together with the applicable Prospectus, in the light of the circumstances under which they were made, not misleading to the extent such statement or omission relate to the Shares or any Participant Indemnified Party, unless, in either case, such representation, statement or omission was made or included by the Participant at the written direction of the Distributor or is based upon any omission or alleged omission by the Distributor to state a material fact in connection with such representation, statement, or omission necessary to make such representation, statement or omission not misleading.

The Participant shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Participant elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Participant Indemnified Party in the suit, and who shall not, except with the consent of the Participant Indemnified Party, be counsel to the Participant. If the Participant does not elect to assume the defense of any suit, it will reimburse the Participant Indemnified Party for the reasonable fees and expenses of any counsel retained by them.

b.

Indemnification by Distributor. The Distributor hereby agrees to indemnify, defend and hold harmless the Participant, its respective subsidiaries, affiliated persons, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any loss, liability, cost and expense (including attorneys’ fees) incurred by such Distributor Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of such Distributor Indemnified Party in reliance upon any instructions issued by the Distributor reasonably believed by Distributor Indemnified Party to be genuine and to have been given by the Distributor; or (v) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement of the Trust as originally filed with the SEC or in any prospectus or statement of additional information, or any amendment thereof or supplement thereto, based upon any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Distributor shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense of any suit brought to enforce any claims, but of the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Distributor Indemnified Party in the suit and who shall not, except with the consent of the Distributor Indemnified Party, be counsel to the Distributor. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Distributor Indemnified Party for the reasonable fees and expenses of any counsel retained by them.

c.

No party shall be liable under this Agreement for any damages arising out of (i) mistakes or errors in data provided in connection with purchase or redemption transactions except for data provided by such party; (ii) mistakes or errors arising out of interruptions or delays of communications with the Participant, the Index Receipt Agent, the Trust or the Advisor, (iii) mistakes or errors of the Index Receipt Agent, or (iv) differences in performance between the Fund’s Net Asset Value (“NAV”), the Intraday Indicative Value (“IIV”), the Deposit Securities, or the underlying index benchmark of the Fund.

10.

TRUST AS THIRD PARTY BENEFICIARY The Participant and the Distributor understand and agree that the Trust as a third party beneficiary to this Agreement is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

11.

INCORPORATION BY REFERENCE The Participant acknowledges receipt of the Prospectus and/or Procedures Handbook, represents that it has reviewed such documents and understands the terms thereof, and further acknowledges that the procedures contained therein pertaining to the creation and redemption of Shares are incorporated herein by reference.

12.

NOTICES Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by facsimile, electronic mail or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices shall be at the address or telephone, facsimile or telex numbers as follows:

DISTRIBUTOR:

Attn: General Counsel

SEI Investments Distribution Co.

One Freedom Valley Drive

Oaks, Pennsylvania 19456-1100

Telephone: (610) 676-3250

Facsimile: (484) 676-3250

INDEX RECEIPT AGENT AND FUND:

4 New York Plaza, Floor 15

New York, New York, 10004-2413

Telephone: 212-623-8630

Fax: 212-623-3162

PARTICIPANT:

13.

COMMENCEMENT OF TRADING Index Receipt Agent will not accept an Order pursuant to this Agreement until five Business Days after effectiveness of this Agreement (which shall not take effect until acknowledged by the Index Receipt Agent) or such earlier date agreed upon between the Distributor and the Participant.

14.

INFORMATION ABOUT PORTFOLIO DEPOSITS The Participant understands that the number and names of the designated portfolio of the Deposit Securities will be made available by the Advisor through the facilities of NSCC on each day that the AMEX, or primary listing exchange, is open for trading.

15.	DEFINITIONS The capitalized terms used in this Agreement are defined as follows. Any capitalized terms used herein that are not defined shall have the meaning set forth in the Prospectus.

a.	“1933 Act” means the Securities Act of 1933, as amended.

b.	“Advisor” means the investment adviser to the Trust.

c.	“Affiliated Person” shall have the meaning given to it by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, regulation or order.

d.

“All-Cash Payment” will be an amount in cash equal to the net asset value per Share of a Short or UltraShort Fund multiplied by the number of Shares constituting a Creation Unit of such Fund multiplied by the number of Creation Units of such Short or UltraShort Fund being purchased or redeemed in a particular Order.

e.	“Balancing Amount” will be an amount equal to the differential, if any, between the total aggregate market value of the Deposit Securities and the NAV per Creation Unit next determined.

f.	“Beneficial Owner” shall have the meaning given to it by Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

g.	“Business Day” shall mean each day the New York Stock Exchange is open for regular trading and the Trust and the Custodian are open for business.

h.	“Cash Amount” means the Balancing Amount (or All-Cash Payment) plus the applicable transaction fee.

i.	“Cash” shall mean same day funds in United States dollars.

j.	“CNS Process” means the Continuous Net Settlement clearing processes of NSCC, as such processes have been enhanced to effect purchases and redemptions of Creation Units.

k.	“CNS System” means the Continuous Net Settlement clearing processes of NSCC.

l.	“Code” means the Internal Revenue Code of 1986, as amended.

m.	“Contractual Settlement Date” means the date as specified in the Prospectus and the Procedures Handbook upon which delivery of Deposit Securities must be made to the Fund.

n.	“Creation Unit” means an aggregation of a specified number of Shares of a particular Fund of the Trust as stated in the Prospectus.

o.	“Custodian” means the Fund’s custodian, JPMorgan Chase Bank, N.A.

p.	“Deposit Securities” means an in-kind deposit of a designated portfolio of equity securities selected by the Advisor.

q.	“DTC Process” means the process for effecting purchases orders or redemption requests of Creation Units through DTC other than through the use of the CNS System.

r.	“DTC” means The Depository Trust Company.

s.	“FINRA” means the Financial Industry Regulatory Authority.

t.	“Fund Deposit” means the Deposit Securities plus or minus the Balancing Amount.

u.	“Fund Securities” means in-kind redemption proceeds of a designated portfolio of equity securities selected by the Advisor.

v.	“NSCC” means the National Securities Clearing Corporation.

w.	“Participant Client” means any party on whose behalf the Participant acts in connection with an Order (whether a customer or otherwise).

x.	“Procedures Handbook” means the ProShares Trust Authorized Participant Procedures Handbook, as supplemented or amended from time to time.

y.	“Prospectus” means the Trust’s then current prospectus and statement of additional information included in its effective registration statement, as supplemented or amended from time to time.

z.

“Short Funds” are those Funds that have the prefix “Short,” “UltraShort” or “UltraPro Short” in their names and are designed to correspond to the inverse of an inverse mulitiple of the daily performance of an index.

aa.	“Ultra” Funds” include those Funds with the prefex “Ultra” or “UltraPro” in their names and they are designed to correspond to a multiple of the daily performance of an index.

16.

EFFECTIVENESS, TERMINATION, AND AMENDMENT This Agreement shall become effective in this form upon delivery to and execution by the Distributor. This Agreement may be terminated at any time by any party upon thirty (30) days prior written notice to the other parties and may be terminated earlier by a party at any time in the event of a breach by another party of any provision of this Agreement or the procedures described or incorporated herein. This Agreement supersedes any prior such agreement between or among the parties. This Agreement may be amended by the Trust or the Distributor from time to time without the consent of the Participant or any Beneficial Owner by the following procedure: Amendments to the Prospectus and/or Procedures Handbook can be made upon Reasonable Notice by the Trust and Distributor, respectively. The Trust or the Distributor will mail a copy of the amendment to the Participant. If neither the Participant nor the other party objects in writing to the amendment within thirty (30) business days after its receipt, the amendment will become part of this Agreement in accordance with its terms.

17.

GOVERNING LAW This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in New York, New York over any suit, action or proceeding arising out of or relating to this Agreement.

18.	COUNTERPARTS This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

19.

AMBIGUOUS INSTRUCTIONS If a Purchase Order or a Redemption Request contains terms that differ from the information provided at the time of issuance of the applicable order number, the Distributor will use commercially reasonable efforts to contact one of the Authorized Persons of the Authorized Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order, then the Order will be accepted and processed. If an Authorized Person contradicts the Order terms, the Order will be deemed invalid, and a corrected Order must be received by the Distributor. If the Distributor is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms initially given. In the event that an Order contains terms that are not complete or are illegible, the Order will be deemed invalid and the Distributor will attempt to contact one of the Authorized Persons of the Authorized Participant to request retransmission of the Order.

20.

SEPARATE OBLIGATIONS On behalf of its current series and all future series of the Trust, the parties acknowledge that the obligations of the series hereunder are several and not joint, and that no series shall be liable for any amount owing by any other series, or the Trust on behalf of another series, and that the Trust has executed one instrument for convenience only. The provisions of this Section 20 shall survive termination or expiration of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED:

SEI INVESTMENTS DISTRIBUTION CO.	[Participant]

BY:	BY:
NAME:	NAME:
TITLE:	TITLE:

ACCEPTED BY:
JPMORGAN CHASE BANK, N.A. (AS INDEX RECEIPT AGENT)

BY:
NAME:
TITLE:

ANNEX I

ProShares Trust

FUNDS NOT AUTHORIZED TO CREATE OR REDEEM

Pursuant to Paragraph 1.a of the Authorized Participant Agreement, the Participant is not authorized to purchase or redeem Creation Units of the following Funds of the Trust:

Not applicable.

ANNEX II

ProShares Trust

AUTHORIZED TRADERS OF PARTICIPANT

The following employees of the Participant are authorized, subject to Paragraph 5 of the Authorized Participant Agreement, to act as agent for the Participant, to submit purchase and redemption requests to the Distributor on behalf of the Participant and in its name with respect to those Funds subject to Paragraph 1.a of the Authorized Participant Agreement.

Name:
E-Mail Address:
Telephone:
Fax:

Name:
E-Mail Address:
Telephone:
Fax:

Name:
E-Mail Address:
Telephone:
Fax:

Name:
E-Mail Address:
Telephone:
Fax:

Name:
E-Mail Address:
Telephone:
Fax:

Certified By:
Name:
Title:
Date: